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Exhibit 23.2

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1998 Incentive and Nonqualified Stock Option Plan of iParty Corp. for the registration of 7,000,000 shares of its common stock of our report dated February 21, 2003, with respect to the consolidated financial statements of iParty Corp. included in its Annual Report (Form 10-KSB) for the year ended December 28, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Boston, Massachusetts March 25, 2003

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  Exhibit 23.2
Consent of Ernst & Young LLP, Independent Auditors